UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2014

Cloud Peak Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34547	26-3088162
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 S. Gillette Ave., Gillette, Wyoming	82716
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 687-6000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                           Regulation FD Disclosure

On September 15, 2014, Cloud Peak Energy Inc. (“CPE”) and Ambre Energy Limited (“Ambre) issued a joint press release announcing their companies completed the previously disclosed agreement for Ambre to purchase CPE’s 50% interest in the Decker mine in Montana and related assets and assume all reclamation and other Decker liabilities.  The press release is furnished with this Report as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.

The information contained in this Item 7.01 (including Exhibit 99.1) is furnished pursuant to this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section, notwithstanding any general incorporation by reference language in other CPE filings.

Item 8.01                                           Other Events

Completion of Sale of 50% Interest in Decker Mine to Ambre Energy

On September 15, 2014, CPE and Ambre announced their companies completed the previously disclosed agreement for Ambre to purchase CPE’s 50% interest in the Decker mine in Montana and related assets and assume all reclamation and other liabilities, effective September 12, 2014.  Ambre is now the 100% owner of the Decker mine and has fully replaced CPE’s approximately $66.7 million in previously outstanding reclamation and lease bonds for the Decker mine.  Ambre has also granted CPE an option for up to 7 million metric tonnes per year of its throughput capacity at the proposed Millennium Bulk Terminals coal export facility, as previously disclosed in CPE’s September 4, 2014 Form 8-K.

Cautionary Note Regarding Forward-Looking Statements

This report, including Items 7.01 and 8.01, contains “forward-looking statements” of Cloud Peak Energy within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are not statements of historical facts and often contain words such as “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “estimate,” “seek,” “could,” “should,” “intend,” “potential,” or words of similar meaning. Forward-looking statements are based on our management’s current expectations or beliefs as well as assumptions and estimates regarding our company, industry, economic conditions, government regulations, energy policies and other factors. Forward-looking statements may include, for example, (1) future development of the Millennium Bulk Terminals coal export facility and exercise of our options for capacity at the terminal, (2) potential future benefits and synergies of the sale of Decker and other related transactions described in this report (the “Transaction”), including the anticipated favorable impact on our financial performance and condition, (3) anticipated future growth in Asian thermal coal demand, (4) our business development and growth initiatives and strategies, (5) the potential development of our northern PRB development projects, and (6) other statements regarding the Transaction and our plans, strategies, prospects and expectations concerning our business, industry, economic conditions, operating results, financial condition and other matters that do not relate strictly to historical facts. These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements, including the risks that (i) the Millennium Bulk Terminals coal export facility is not developed in a timely manner or at all or at the currently anticipated capacity, (ii) Asian export demand weakens or Newcastle benchmark prices remain depressed, (iii) regulatory, political and public pressures against coal usage negatively impact the ability or cost to mine or transport coal to Asian customers, or (iv) anticipated benefits or synergies of the Transaction are not achieved. For a discussion of some of the additional factors that could adversely affect our future results or the anticipated benefits of the Transaction, refer to the risk factors described from time to time in the reports and registration statements we file with the Securities and Exchange Commission (“SEC”), including those in Item 1A - Risk Factors in our most recent Form 10-K and any updates thereto in our Forms 10-Q and current reports on Forms 8-K. There may be other risks and uncertainties that are not currently known to us or that we currently believe are not material. We make forward-looking statements based on currently available information, and we assume no obligation to, and expressly disclaim any obligation to, update or revise publicly any forward-looking statements made in this report, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01                                           Financial Statements and Exhibits

(d) Exhibits. The following exhibit is being furnished herewith.

99.1                        Furnished joint press release of Cloud Peak Energy Inc. and Ambre Energy, dated September 15, 2014, announcing the completion of Ambre’s purchase of Cloud Peak Energy’s 50% interest in the Decker mine

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOUD PEAK ENERGY INC.

Date: September 15, 2014	By:	/s/ Bryan J. Pechersky
	Name:	Bryan J. Pechersky
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Furnished joint press release of Cloud Peak Energy Inc. and Ambre Energy, dated September 15, 2014, announcing the completion of Ambre’s purchase of Cloud Peak Energy’s 50% interest in the Decker mine